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                                                                   Exhibit 23(i)
                                                                   -------------




                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Registration Statement of Ocean West Holding Corporation on Pre-Effective Amendment No. 1 to Form S-1 of our report dated June 14, 2000 (except for Note 6 as to which the date is August 14, 2000), on the financial statements of Ocean West Enterprises, Inc. as of March 31, 2000 and 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us as it appears under the caption "Experts" in such Prospectus.



Irvine, California
November 3, 2000
                                                    Corbin & Wertz